UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2012

WIDEPOINT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7926 Jones Branch Drive, Suite 520, McLean, Virginia (Address of Principal Executive Office)	22102 (Zip Code)
Registrant’s telephone number, including area code: (703) 349-2577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K filed on November 29, 2012 is being filed solely to correct the name of Mr. Kang’s title to Chief Executive Officer of iSYS, LLC and Chief Operations Officer of the Company. Except for the correction to Mr. Kang’s title, this Amendment No. 1 does not amend the previously filed Form 8-K.

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2012 WidePoint Corporation (the “Company”) entered into an Employment and Non-Compete Agreement (the “Agreement”), effective as of June 30, 2012, with Jin Kang pursuant to which Mr. Kang will serve as the Chief Executive Officer of iSYS, LLC and as the Company’s Chief Operations Officer. The Agreement provides for (1) a base salary of $250,000 per year, (2) reimbursement for business expenses consistent with our existing policies that have been incurred for our benefit, (3) paid medical and other benefits consistent with our existing policies with respect to our key executives, as such policies may be amended from time to time in the future, and (4) a performance bonus opportunity of up to $175,000 per year at the discretion of the Compensation Committee of the Board of Directors.

Mr. Kang’s employment period will continue from the date of his Agreement until he is terminated either by (a) Mr. Kang’s death or permanent disability, (b) Mr. Kang’s resignation, or (c) by the Company for Cause (as defined in the Agreement). In addition, the Company may elect not to renew the Agreement by providing not less than 180 days notice prior to the end of the first year of the Agreement. In the event that Mr. Kang is terminated by the Company due to the elimination of the position as a result of a material decrease in revenue or profits, the Company shall pay continue to pay Mr. Kang his base salary and provide benefits for a period of six months. The Agreement further provides that during the employment period and for one year following the termination of Mr. Kang’s employment (other than a termination by the Company without Cause), Mr. Kang will not compete with the Company or solicit the Company’s customers or employees.

A copy of the Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment and Non-Compete Agreement between WidePoint Corporation and Jin Kang dated November 27, 2012 (incorporated by reference to Form 8-K filed on November 29, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

/s/ James T. McCubbin
Date: December 3, 2012	James T. McCubbin
Vice President and Chief Financial Officer